EXHIBIT  5



                              May 12, 1997



Peter Kiewit Sons', Inc.
1000 Kiewit Plaza
Omaha, Nebraska  68131

     Re:  Form S-8 Registration Statement

Gentlemen:

     Reference is made to the Registration Statement on Form S-8 of Peter Kiewit Sons', Inc. (the "Company"), to be filed with the Securities and Exchange Commission on or about May 12, 1997 (the "Registration Statement"). The Registration Statement will register 250,000 shares of Class D Diversified Group Convertible Exchangeable Common Stock.

     As counsel to the Company, I am familiar with the contents of the Registration Statement, and the terms and conditions of the securities to be registered thereunder.

     Based on the foregoing, it is my opinion that the shares of Class D Diversified Group Convertible Exchangeable Common Stock, when sold pursuant to the offering contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                    Yours very truly,



                                    /s/ Kenneth D. Gaskins
KDG/lsv	                       					Kenneth D. Gaskins
                                    Corporate Counsel